                                                                   EXHIBIT 10.35

                                2006-1 AMENDMENT
                                     TO THE
                                 STEELCASE INC.
                           INCENTIVE COMPENSATION PLAN
       (MOST RECENTLY AMENDED AND RESTATED EFFECTIVE AS OF MARCH 1, 2002)
                            ------------------------

         This 2006-1 Amendment to the STEELCASE INC. INCENTIVE COMPENSATION PLAN ("Plan") is adopted by Steelcase Inc. ("Employer"). The amendment is effective as of January 1, 2005.

         Pursuant to Section 18.1 of the Plan, Employer amends the Plan as follows:

                                       A.

         A new Section 22.6 is added as follows:

         22.6 AMERICAN JOBS CREATION ACT OF 2004. No payment of any amount treated as deferred under the Plan on or after January 1, 2005 shall be made to a Participant who is a "key employee" as defined in Internal Revenue Code
Section 416(i) for at least six months after the Participant's separation from service with Employer, unless such payment is specifically permitted by Treasury regulations issued under the American Jobs Creation Act of 2004. Notwithstanding any provisions of the Plan to the contrary, the Plan will be operated in compliance with Internal Revenue Code Section 409A with respect to amounts treated as deferred on or after January 1, 2005.

                                       B.

         In all other respects, the Plan is unchanged.

         IN WITNESS OF WHICH, Employer executes this 2006-1 Amendment to the
Plan.

                                    STEELCASE INC.


Dated:  January 20, 2005            By  /s/ Nancy W. Hickey
                                       --------------------------------
                                       Nancy W. Hickey

                                       Its Senior Vice President, Chief
                                       Administrative Officer